 EXHIBIT 99.1

 DARLING INTERNATIONAL INC. ANNOUNCES
DIAMOND GREEN DIESEL BEGINS PRODUCTION

June 26, 2013 - IRVING, TEXAS - Darling International Inc. (NYSE: DAR) today announces Diamond Green Diesel, the joint venture between Valero subsidiary Diamond Alternative Energy LLC and Darling International Inc., has reached mechanical completion and the startup process will lead to full production of renewable diesel.
Once in full operations, the 9,300 barrel-per-day plant will process recycled animal fat and used cooking oil as well as corn oil into renewable diesel fuel that has comparable properties to petroleum-based diesel. The renewable diesel can be shipped by pipeline and meets low-carbon fuel standards.

Darling International Chairman and Chief Executive Officer Randall Stuewe said, “We are proud to report the mechanical completion and startup of Diamond Green Diesel. This joint venture will be a producer of high quality renewable diesel capable of fulfilling the RFS2 biomass-based diesel mandate. Our partnership with Valero will benefit Diamond Green Diesel through multiple operational synergies.”

Darling International Inc. is the largest and only publicly traded provider of rendering and bakery residuals recycling solutions to the nation's food industry. The Company recycles beef, poultry and pork by-product streams into useable ingredients such as tallow, feed-grade fats, meat and bone meal, poultry meal and hides. The Company also recovers and converts used cooking oil and commercial bakery residuals into valuable feed and fuel ingredients. These products are primarily sold to agricultural, pet food, leather, oleo-chemical and biodiesel manufacturers around the world. In addition, the Company provides grease trap collection services and sells used cooking oil collection equipment to restaurants. For additional information, visit the Company's website at http://www.darlingii.com.

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News Release June 26, 2013 Page 2

{This media release contains forward-looking statements regarding the business operations and prospects of Darling and industry factors affecting it. These statements are identified by words such as “may,” “will,” “ begin,” “ look forward,” “expect,” “believe,” “intend,” “anticipate,” “should,” “potential,” “estimate,” “continue,” “momentum” and other words referring to events to occur in the future. These statements reflect Darling's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including disturbances in world financial, credit, commodities and stock markets; potential changes in national and international regulations affecting the Company's products; a decline in consumer confidence and discretionary spending; the general performance of the U.S. and global economies; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs, and poultry, thus affecting available rendering feedstock; risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling and Valero Energy Corporation; risks relating to possible third party claims of intellectual property infringement; risks associated with the development of competitive sources for alternative renewable diesel or comparable fuels; challenges associated with the Company's ongoing enterprise resource planning system project; economic disruptions resulting from the European debt crisis; and continued or escalated conflict in the Middle East, North Korea or elsewhere, each of which could cause actual results to differ materially from those projected in the forward-looking statements. Other risks and uncertainties regarding Darling, its business and the industry in which it operates are referenced from time to time in the Company's filings with the Securities and Exchange Commission. Darling is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Melissa A. Gaither, Director Investor Relations	251 O'Connor Ridge Blvd., Suite 300 Irving, TX 75038 Phone: (972) 717-0300